SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – August 4, 2005

TRIAD HOSPITALS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29816	75-2816101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Tennyson Parkway Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(214) 473-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Supplemental Executive Retirement Plan

On August 4, 2005, the Board of Directors of the Company approved the adoption of a Supplemental Executive Retirement Plan, to become effective as of September 1, 2005 (the “SERP”). The SERP will provide the Company’s Senior Vice Presidents, Executive Vice Presidents, Division Presidents and Chief Executive Officer with certain benefits upon retirement, death or disability in certain prescribed circumstances. To be eligible for normal retirement benefits under the SERP, a participant must complete twelve (12) years of service following the participant’s date of hire, attain age sixty (60) and be credited with at least three (3) years of service following September 1, 2005. To be eligible for early retirement benefits, a participant must complete twelve (12) years of service following the participant’s date of hire, attain age fifty-five (55) and be credited with at least three (3) years of service following September 1, 2005. Death benefits are available to the surviving spouse of any married participant who, at the time of his or her death, was employed by the Company or an affiliate and had completed twelve (12) years of service following the participant’s date of hire, had attained age fifty-five (55) and had been credited with at least three (3) years of service following September 1, 2005. Disability benefits are available to participants who attain age fifty-five (55), have been credited with at least three (3) years of service following September 1, 2005 and are subject to a total and permanent disability that has caused termination of employment. Upon a Change in Control (as defined in the SERP), plan benefits vest immediately, each participant is deemed to have satisfied all requirements for normal retirement benefits and benefits will be paid once a participant attains age fifty-five (55) or, if later, immediately upon the Change in Control. The Company intends to establish a rabbi trust to fund the payment of benefits under the SERP. Upon a Change in Control, the Company will contribute to the rabbi trust the cash needed to fund each participant’s benefits. A participant whose employment is terminated due to Cause (as defined in the SERP) will not receive benefits under the SERP.

Normal annual retirement benefits are computed as 20% of the participant’s average annual compensation during the last three completed calendar years prior to the participant’s termination of employment and are payable in monthly installments. Early retirement benefits are the normal annual retirement benefit reduced by 5% per year for each year that payments begin before the participant attains age sixty (60). In the event of disability, a participant is entitled to receive early retirement benefits. Death benefits payable to a surviving spouse under the plan are equal to one-half (1/2) of the benefit that would have been payable to the participant if such participant had retired as of his or her date of death.

Benefits are generally payable for the lifetime of the participant. With respect to any participant who is married on the date that payments begin under the plan, one-half (1/2) of the applicable benefit will continue to be paid to the participant’s surviving spouse after the participant’s death, for the lifetime of such surviving spouse.

A copy of the SERP is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Triad Hospitals, Inc. Supplemental Executive Retirement Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Triad Hospitals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD HOSPITALS, INC.

By:	/s/ Rebecca Hurley
Rebecca Hurley
Senior Vice President
and General Counsel

Date: August 9, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Triad Hospitals, Inc. Supplemental Executive Retirement Plan.